CONSULTING AGREEMENT


      This Consulting Agreement ("Agreement") is entered into as of the 22nd day of August, 1997 between eSoft, Inc., a Colorado corporation, with its principal place of business at 15200 East Girard Avenue, Suite 3000, Aurora, Colorado (the "Company"), and Pantheon Capital Ltd. (the "Consultant").


                                   RECITALS

      A. The Company desires to consult with and receive advice from the Consultant and the Consultant has agreed to provide such consulting services to the Company, subject to and upon the terms and conditions set forth in this Agreement.

      B. In the performance of its services under this Agreement the Consultant will receive or be exposed to certain confidential information and trade secrets (collectively referred to as "Confidential Information") of the Company. This Confidential Information is among the Company's most important business assets and the value of this Confidential Information would be diminished or extinguished if it were disclosed in contravention of those provisions of this Agreement.


                                   AGREEMENT

      In consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Effective Date. As of the date hereof (the "Effective Date"), this Agreement shall become effective and shall supersede any other agreements between the Consultant and the Company relating to the employment and/or contract for services of the Consultant by the Company and such previous agreement shall thereafter be deemed terminated for all purposes.

      2. Consultation by the Consultant. The Consultant shall be reasonably available during the period beginning on the Effective Date and ending on May 21, 1998 (the "Consulting Period") unless renewed pursuant to Section 6, to perform such assignments as may be reasonably requested by the Company from time to time, which assignments may include, but shall not be limited to, the following:

            (a) Interim Financing. The Consultant shall advise and assist with respect to the completion of a proposed interim private financing of up to $410,000 with respect to which the Company acknowledges that the Consultant has been a principal advisor during the period immediately preceding the date of this Agreement. The Consultant shall assist in finalizing an updated business plan to be furnished to investors in such private placement, shall assist in coordinating the

Company's contacts with investors participating in the private placement, and otherwise assist in that offering.

            (b) Canadian Public Offering. The Consultant shall advise and assist the Company in its preparation for a public offering of its common stock in Canada and the listing of the stock for trading upon the Vancouver Stock Exchange in Vancouver, British Columbia. In this connection the Consultant will assist the Company in selecting and engaging legal counsel to advise the Company with respect to the Offering and independent accountants to serve as the Company's auditors in the preparation of financial statements that are necessary to be furnished to prospective investors in connection with such public offering. The Consultant shall also assist the Company in selecting and engaging investment bankers to represent the Company as underwriter or agent in connection with the public offering of its common stock.

            (c) Other Duties; Coordination and Reporting. The Consultant shall be available at reasonable times for consultation with respect to strategic planning for the Company, including financial and capital raising matters, both related to and in addition to those specific consulting assignments described in the preceding paragraphs of this Section 2. In performing its services hereunder, the Consultant shall coordinate closely with the officers and directors and other agents and advisors of the Company and shall keep the officers of the Company fully advised at all times about the status of all discussions with third parties concerning any of the services provided to the Company hereunder. The Consultant shall furnish such reports concerning its consulting activities at such intervals as the Company may, from time to time, reasonably request.

      3. Independent Contractor. The parties acknowledge that the Consultant is acting as an independent contractor in furnishing the services provided for hereunder and that neither the consultant nor any of its officers or agents is an employee of the Company or subject to the supervision and direction of the Company in the performance of its services. Nothing herein shall be deemed to create a partnership, joint venture or other relationship between the Consultant and the Company other than the consulting relationship described above.

      4.    Consulting Fee and Expenses.

            (a) Consulting Fee. In consideration for the services to be provided by the Consultant hereunder, the Consultant shall receive options to purchase up to 240,000 shares of common stock of the Company (the "Consulting Fee") in the following manner:

                  (i) Concurrently with the execution of this Agreement, the Company shall grant to the Consultant options to purchase up to 90,000 shares of common stock of the Company at an exercise price of $.50 per share. The options shall be immediately exercisable, and expire on September 2, 1998. If requested by the Consultant, the Company shall accept a non-interest bearing, 12 month Promissory Note payable to the Company in payment of the exercise price of said options. The Note shall be secured by the shares underlying the options if requested by the Company.


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


                  (ii) In consideration of services to be performed hereunder, concurrently with the execution of this Agreement the Company shall grant to the Consultant options to purchase 150,000 shares of common stock of the Company with an exercise price equal to the price per share received by the Company in its Initial Public Offering scheduled for early 1998. The options shall be exercisable immediately after the Initial Public Offering is completed and shall expire five (5) years after that date.

                  (iii) The options provided for in the preceding paragraphs shall be granted pursuant to the Company's Equity Compensation Plan, and shall be evidenced by option agreements in form satisfactory to the Company and Consultant.

            (b) Expense Reimbursement. The Company shall reimburse the Consultant, in accordance with the Company's expense reimbursement policies, for reasonable out-of-pocket expenses incurred in connection with the services provided pursuant to this Agreement upon presentation of an itemized accounting of such expenses with reasonable supporting data.

      5. Trade Secrets and Confidential Information. During the term of this Agreement and for a period of five (5) years following the termination of Consultant's services hereunder, the Consultant shall not, directly or indirectly, use, disseminate, or disclose for any purpose other than at the specific written request of the Company, any of the Company's Confidential Information, unless such disclosure is compelled in a judicial or governmental proceeding or is required by law; provided, however, that the Consultant shall give the Company written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use his best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced. All documents, records, notebooks, and similar repositories of records containing information relating to any Confidential Information now in the Consultant's possession or control, whether prepared by him or by others, shall be left with the Company or returned to the Company upon its request.

      Consultant agrees that any violation by the Consultant of the agreements contained in Section 5 are likely to cause irreparable damage to the Company and the Consultant therefore agrees that if there is a breach or threatened breach by the Consultant of the provisions of said sections, the Company shall be entitled to an injunction restraining the Consultant from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

      6. Reliance on Company Information; Indemnification and Limitation of Liability. The Company recognizes and confirms that in the performance of its services hereunder: (i) Consultant may rely upon information provided by the Company without independent verification and (ii) Consultant Does not assume responsibility for the accuracy or completeness of such information, whether or not it makes an independent verification.

      In consideration of Consultant's agreement to act on the Company's behalf, as provided herein, the Company agrees to indemnify and hold harmless Consultant and its officers, directors, agents and employees against any loss, claim, damage, liability, or expense, including reasonable counsel fees and expenses ("Losses") arising out of or to which Consultant may become subject in connection with this engagement, unless such Loss results from Consultant's gross negligence to wilful misconduct. The Company agrees to promptly reimburse Consultant for any legal or other expenses as incurred in connection with investigation or defending any such loss, claim, damage or liability (or action in respect thereof). In no event shall Consultant be liable for acting in accordance with instructions from the Company or any entity authorized to act on its behalf..

      7. Termination; Renewal. This Agreement and the Consultant's obligations to perform services hereunder shall terminate at the end of the Consulting Period unless renewed as provided hereafter. In the event the Company has not consummated its Initial Public Offering of common stock by May 21, 1998 (the "Termination Date"), this Agreement shall automatically be extended for such period of time as is reasonably necessary to consummate the Initial Public Offering; provided, however, that if an Initial Public Offering is not completed by December 31, 1998, this Agreement may only be subsequently extended by the written consent of both the Consultant and the Company.

      8. Nonassignability; Successors. This Agreement provides for personal services by the Consultant and its obligations hereunder may not be assigned or delegated. The rights and obligations of the Company, and the rights of the Consultant hereunder, shall bind and inure to the benefit of the successors of the Consultant and the Company (including, in the case of the Company, any successor to the business of the Company, whether by merger, consolidation, acquisition of assets or any other transaction).

      9. Entire Agreement. This Agreement is the entire agreement between the parties and no representations, warranties or other statements or promises have been made by either party to the other in connection with this Agreement.

      10. Applicable Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado.


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

                                  SIGNATURES

      IN WITNESS WHEREOF, the Consultant and the Company have caused this Agreement to be executed and delivered as of the first date mentioned above.


                                          THE COMPANY:

                                          eSOFT, INC.


                                          By: /s/Philip L. Becker
                                             -----------------------------------
                                             Philip L. Becker, President

                                          THE CONSULTANT:

                                          PANTHEON CAPITAL LTD.


                                          By: /s/Kent Nuzum
                                             -----------------------------------
                                             Kent Nuzum, Director


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